                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 12, 2006

                                 Glowpoint, Inc.
                                 ---------------
             (Exact name of registrant as specified in its Charter)



         Delaware                     0-25940                77-0312442
         --------                     -------                ----------
(State or other jurisdiction        (Commission            (I.R.S Employer
      of incorporation)             File Number)         Identification No.)


225 Long Avenue, Hillside, NJ                                 07205
------------------------------                                -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   (973) 282-2000

                                 Not Applicable
                  -------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AND OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On April 12, 2006, Glowpoint, Inc. (the "Company") raised $515,000 in gross proceeds from the private placement of additional senior secured convertible notes and warrants on the same terms as those announced in the Company's press release dated April 3, 2006 and described on a Current Report on Form 8-K filed with the Commission on April 4, 2006. The proceeds of the follow-on offering will also be used to support the Company's previously announced corporate restructuring program and for working capital purposes.

         Burnham Hill Partners acted as placement agent for the follow-on offering and received a fee equal to eight (8%) percent of the gross proceeds received by the Company, and assignees of Burnham Hill Partners purchased $15,000 principal amount of notes in the offering. The Company also issued warrants to purchase 50,000 shares of common stock at an exercise price of $0.55 per share to Burnham Hill Partners.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOWPOINT, INC.

                                    /s/ Michael Brandofino
                                    ---------------------------------------
                                    Michael Brandofino
                                    Chief Executive Officer and President


Dated:  April 17, 2006